UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2024

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Reborn Coffee, Inc. (the “Company”) requested a hearing by the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) to appeal delisting determinations made by the Listing Qualifications Department (the “Staff”) of Nasdaq: (i) on April 28, 2023 for failure to comply with the bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), (ii) on September 5, 2023 for failure to comply with the minimum stockholders equity required for continued listing on Nasdaq, or any of the alternative requirement to Nasdaq Listing Rule 5550(b) (the “Equity Rule”), and (iii) on January 4, 2024 for failure to hold an annual meeting of stockholders for the fiscal year ended December 31, 2023 as required by Nasdaq Listing Rule 5620(a) (the “Meeting Rule”). At the Panel hearing, which occurred on January 18, 2024, the Company, represented by members of senior management and outside counsel, advised that the Company intended to regain compliance with the Bid Price Rule by effecting a reverse stock split, which the Company effected by filing a Certificate of Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued common stock in the ratio of 1-for 8 and the common stock began trading on a post-reverse stock split basis on January 22, 2024 – the Company’s common stock has since had a closing bid price greater than $1.00 for ten consecutive trading days. The Company also informed the Panel that it intends to regain compliance with the Equity Rule by completing one or more equity financings. Finally, the Company informed the Panel that it intends to regain compliance with the Meeting Rule by holding an annual meeting of stockholders in the first quarter of 2024. As such, the Company proposed to the Panel a compliance plan that included a tentative schedule to complete the reverse stock split (which has now been completed), the equity financings, and the annual meeting and requested an extension of time to fully comply with Nasdaq listing requirements so that the Company could demonstrate to the Panel that it should not be delisted from Nasdaq.

On February 2, 2024, the Company received a letter (the “Letter”) from Nasdaq notifying the Company that the Panel had granted the Company’s request to continue its listing on Nasdaq until March 29, 2024, subject to certain conditions.

The Company intends to comply with the conditions set forth by the Panel, as stated in the Letter. There can be no assurance that the Panel will afford the Company more time to complete the compliance plan it articulated in the hearing, or that the Company will be able to remain in compliance with the applicable Nasdaq listing requirements on an ongoing basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2024

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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